[GRAPHIC OMITTED]
                   CERTIFIED PUBLIC ACCOUNTANTS
                   200 South Biscayne Boulevard, Suite 1700 /bullet/ Miami, Florida 33131-2310 /bullet/ Telephone 305 371 2731 /bullet/ Fax 305 377 8686



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our audit of the consolidated financial statements of Ezcony Interamerica, Inc. and Subsidiaries as of December 31, 1999, which report is included in this Annual Report on Form 10-K 405.

/s/ McClain & Company, L.C.

McClain and Company, L.C.
Miami, Florida
April 26, 2000





Members American Institute of Certified Public Accountants and Florida Institute of Certified Public Accountants